EXHIBIT 24

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints, as of the date hereof, Pasquale DeAngelis, his or her true and lawful attorney-in-fact with full power of substitution, resubstitution and revocation, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, including, but not limited to, the undersigned's individual capacity and the undersigned's capacity as a member of ProQuest Associates LLC, a Delaware limited liability company ("Associates") and as a member of ProQuest Associates II LLC, a Delaware limited liability company ("Associates II"), to execute all agreements, certificates, forms, instruments, or other documents, and to take any action necessary to file Forms 3, 4 and 5 (including any amendments thereto) under the Securities Exchange Act of 1934 with the Securities and Exchange Commission or any stock exchange or similar authority, in connection with any equity investments in Palatin Technologies, Inc. by each of the undersigned in his or her individual capacity and by each of ProQuest Investments, L.P. ("Investments"), ProQuest Investments II, L.P. ("Investments II"), ProQuest Companion Fund, L.P. ("Companion"), ProQuest
Associates LLC ("Associates"), ProQuest Investments II Advisors Fund, L.P. ("Advisors Fund"), and ProQuest Associates II LLC ("Associates II" and, together with Investments, Investments II, Companion, Associates and Advisors Fund, the "Companies").

     In connection with the appointment of such attorney-in-fact, each of the undersigned hereby grants unto said attorney-in-fact full power and authority to do and perform each and every act and thing which, in the opinion of such attorney-in-fact, may be requisite, necessary, proper or of benefit to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that said attorney-in-fact (or attorney-in-fact's substitute or substitutes), may lawfully do or cause to be done by virtue hereof, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his own discretion. Each of the undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's or the Companies' responsibilities to comply with Section 13 or Section 16 of the Securities Exchange Act of 1934.

Dated:  As of  December 1, 2005

                                  /s/  Pasquale DeAngelis
                                  ----------------------------------------------
                                  Pasquale DeAngelis, as a member of ProQuest
                                  Associates LLC and on behalf of ProQuest
                                  Investments L.P. and ProQuest Companion Fund, L.P., and as a member of ProQuest
                                  Associates II LLC and on behalf of
                                  ProQuest Investments II, L.P. and ProQuest
                                  Investments II Advisors Fund, L.P.


                                  /s/ Jay Moorin
                                  ----------------------------------------------
                                  Jay Moorin


                                  /s/ Alain Schreiber
                                  ----------------------------------------------
                                  Alain Schreiber